   As filed with the Securities and Exchange Commission on November 9, 1999
                                                      Registration No. 333-_____


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           ________________________

                      AnswerThink Consulting Group, Inc.
            (Exact name of registrant as specified in its charter)

                                    Florida
                        (State or other jurisdiction of
                        incorporation or organization)

                                  65-0750100
                     (IRS employer identification number)

                      AnswerThink Consulting Group, Inc.
                      1001 Brickell Bay Drive, Suite 3000
                             Miami, Florida 33131
                                (305) 375-8005
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                           ________________________

          Think New Ideas Amended and Restated 1998 Stock Option Plan Think New Ideas Amended and Restated 1997 Stock Option Plan
                           (Full title of the Plans)

                           ________________________

                               Ted A. Fernandez
                President, Chief Executive Officer and Chairman
                    c/o AnswerThink Consulting Group, Inc.
                      1001 Brickell Bay Drive, Suite 3000
                             Miami, Florida 33131
                             Phone: (305) 375-8005
           (Name, address and telephone number of agent for service)

                                   Copy to:
                         David B.H. Martin, Jr., Esq.
                            Hogan & Hartson L.L.P.
                         555 Thirteenth  Street, N.W.
                         Washington, D.C.  20004-1109
                                (202) 637-5600

                           ________________________

                        CALCULATION OF REGISTRATION FEE

 =============================================================================================================
                                         Amount      Proposed Maximum      Proposed Maximum        Amount of
        Title of securities               to be       Offering Price      Aggregate Offering      Registration
          to be registered            Registered(1)    per Share (2)         Price (1)(2)          Fee (1)(2)
--------------------------------------------------------------------------------------------------------------
 Common Stock                           2,450,000          $18.32              $44,884,000          $12,478
============================================================================================================

(1) The Registrant is registering 1,400,000, and 1,050,000 shares of its common stock, par value $.001 per share ("Common Stock"), for issuance pursuant to the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan and the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan, respectively.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

          AnswerThink Consulting Group, Inc. ("AnswerThink") will deliver to each participant in the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan and the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan (the "Plans") the documents containing the information that Part I of Form S-8 requires to be included in this registration statement. In accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act") and the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "SEC") as part of any prospectus or prospectus supplement. Copies of the Plans were filed with the SEC as exhibits to Think New Ideas, Inc.'s annual reports on Form 10-KSB for the fiscal years ended June 30, 1999 (in the case of the 1998 plan) and 1998 (in the case of the 1997 plan).

Item 2.   Registrant Information and Employee Plan Annual Information

          If participants in the Plans call or write to Frank A. Zomerfeld, Esq., AnswerThink Consulting Group, Inc., 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131, (305) 375-8005, AnswerThink will provide them with copies of the documents filed or incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plans pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectuses for each of the respective Plans.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          AnswerThink hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

          (a) AnswerThink's annual report on Form 10-K for the fiscal year ended January 1, 1999, except for items 6, 7 and 8, which have been restated as a result of AnswerThink's merger with triSpan in the current report on Form 8-K filed on August 12, 1999;

          (b) AnswerThink's quarterly reports on Form 10-Q for the periods ended April 2 and July 2, 1999 and current reports on Form 8-K filed on July 1 and 21, August 12, and September 13, 1999; and

          (c) the description of AnswerThink common stock, par value $0.001 per share ("Common Stock"), contained in AnswerThink's registration statement on Form S-1 ( File No. 333-48123) filed with the SEC on March 17, 1998.

          In addition, all documents and reports filed by AnswerThink subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          To the fullest extent permitted by the Florida Business Corporation Act (the "Florida Act"), AnswerThink's Articles of Incorporation provide that directors of AnswerThink shall not be personally liable to AnswerThink or its shareholders for monetary damages for breach of fiduciary duty as a director. Generally, the Florida Act permits indemnification of a director or officer upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Articles of Incorporation and Bylaws of AnswerThink provide for the indemnification of AnswerThink's directors, officers, agents and employees and any person who is or was serving at the request of AnswerThink as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by, and subject to the conditions set forth in, the Florida Act against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes, excise taxes, or penalties, charges, expenses and amounts paid or to be paid in settlement), except that AnswerThink will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by AnswerThink's Board of Directors.

          The indemnification provided under the Bylaws includes the right to be paid by AnswerThink the expenses (including attorneys' fees) of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to AnswerThink of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by AnswerThink within 60 days after a written claim has been received by AnswerThink, the claimant may at any time thereafter bring an action against AnswerThink to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action. Under the Articles of Incorporation, AnswerThink has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of AnswerThink, or is or was serving at the request of AnswerThink as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, whether or not AnswerThink would have the power to indemnify such person against such liability under the provisions of the Florida Act. AnswerThink maintains director and officer liability insurance on behalf of its directors and officers.

          The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of AnswerThink pursuant to the foregoing provisions, or otherwise, AnswerThink has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AnswerThink of expenses incurred or paid by a director, officer or controlling person of AnswerThink in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, AnswerThink will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

  Exhibit
    No.                               Exhibit
    --                                -------

    4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-48123) as filed with the SEC on March 17, 1998).

    4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-24343), as filed with the SEC on August 17,
             1998).

    4.3 Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 000-24343) as filed with the SEC on May 21,
             1998).

    5.1 Opinion of Frank A. Zomerfeld, Esq. as to the validity of the securities registered hereunder, including the consent of Mr. Zomerfeld.

    23.1     Consent of Frank A. Zomerfeld, Esq. (included as part of Exhibit
             5.1).

    23.2     Consent of PricewaterhouseCoopers LLP.

    23.3     Consent of Arthur Andersen LLP.

    23.4     Consent of Eaton Honick Pellegrino & McFarland, P.A.

    24 Power of Attorney (included on the signature page of the registration statement).

    99.1 Think New Ideas, Inc., 1998 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 4.5 of Think New Ideas, Inc.'s Form 10-KSB filed with the SEC on September 22, 1999).

    99.2 Think New Ideas, Inc., 1997 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 4.4 of Think New Ideas, Inc.'s Form 10-KSB filed with the SEC on September 17, 1998).

 _______________________

Item 9.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or post-effective amendment to this registration sales are being made, a statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, state of Florida on November 9, 1999.

                                 ANSWERTHINK CONSULTING GROUP, INC.

                                 By:  /s/ Ted A. Fernandez
                                    ----------------------------------
                                      Ted A. Fernandez
                                      Chairman of the Board, President and Chief
                                      Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted A. Fernandez and John F. Brennan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 9, 1999.

     Name:                            Title:
     ----                             -----

/s/ Ted A. Fernandez                  Chairman of the Board, President and
----------------------------
Ted A. Fernandez                      Chief Executive Officer
                                      (Principal Executive Officer)

/s/ John F. Brennan                   Executive Vice President, Chief Financial
---------------------------
John F. Brennan                       Officer (Principal Accounting
                                      and Financial Officer)

/s Ulysses S. Knotts, III             Executive Vice President, Sales and
-----------------------------
Ulysses S. Knotts, III                Marketing and Director


/s/ Robert J. Bahash                  Director
-----------------------------
Robert J. Bahash


/s/ Fernando Montero                  Director
-----------------------------
Fernando Montero


/s/ Edmund R. Miller                  Director
-----------------------------
Edmund R. Miller


/s/ Bruce V. Rauner                   Director
-----------------------------
Bruce V. Rauner


/s/ William C. Kessinger              Director
-----------------------------
William C. Kessinger


/s/ Jeffrey E. Keisling               Director
-----------------------------
Jeffrey E. Keisling


/s/ Alan T.G. Wix                     Director
-----------------------------
Alan T.G. Wix

                                 EXHIBIT INDEX

  Exhibit
    No.                                  Exhibit
    ---                                  -------

    4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-48123) as filed with the SEC on March 17, 1998).

    4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-24343), as filed with the SEC on August 17, 1998).

    4.3 Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 000-24343) as filed with the SEC on May 21, 1998).

    5.1 Opinion of Frank A. Zomerfeld, Esq. as to the validity of the securities registered hereunder, including the consent of Mr. Zomerfeld.

    23.1       Consent of Frank A. Zomerfeld, Esq. (included as part of Exhibit
               5.1).

    23.2       Consent of PricewaterhouseCoopers LLP.

    23.3       Consent of Arthur Andersen LLP.

    23.4       Consent of Eaton Honick Pellegrino & McFarland, P.A.

    24 Power of Attorney (included on the signature page of the registration statement).

    99.1 Think New Ideas, Inc., 1998 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 4.5 of Think New Ideas, Inc.'s Form 10-KSB filed with the SEC on September 22,
               1999).

    99.2 Think New Ideas, Inc., 1997 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 4.4 of Think New Ideas, Inc.'s Form 10-KSB filed with the SEC on September 17,
               1998).


________________